                                   EXHIBIT 99

                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

        The following supplemental consolidated financial statements give retroactive effect to the acquisition by Starbucks of all of the equity interests of Seattle Coffee on May 28, 1998. This transaction has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements.

Financial Statements for Fiscal Year 1997

Independent Auditors' Report                                                         F-2

Supplemental Consolidated Balance Sheets at September 28, 1997 and
      September 29, 1996                                                             F-3

Supplemental Consolidated Statements of Earnings for the Years Ended
      September 28, 1997, September 29, 1996 and October 1, 1995                     F-4

Supplemental Consolidated Statements of Cash Flows for the Years Ended
      September 28, 1997, September 29, 1996 and October 1, 1995                     F-5

Supplemental Consolidated Statements of Shareholders' Equity for the Years Ended
      September 28, 1997, September 29, 1996 and October 1, 1995                     F-7

Notes to Supplemental Consolidated Financial Statements for the Years
      Ended September 28, 1997, September 29, 1996 and October 1, 1995               F-8


Financial Statements for the First Fiscal Quarter of 1998

Supplemental Consolidated Statements of Earnings for the 13 weeks Ended
      December 28, 1997 and December 29, 1996                                        F-21

Supplemental Consolidated Balance Sheets at December 28, 1997 and
      September 28, 1997                                                             F-22

Supplemental Consolidated Statements of Cash Flows for the 13 Weeks Ended
      December 28, 1997 and December 29, 1996                                        F-23

Notes to Supplemental Quarterly Consolidated Financial Statements for the
      13 Weeks Ended December 28, 1997 and December 29, 1996                         F-24


Financial Statements for the Second Fiscal Quarter of 1998 Supplemental

Consolidated Statements of Earnings for the 13 and 26 weeks Ended
      March 29, 1998 and March 30, 1997                                              F-27

Supplemental Consolidated Balance Sheets at March 29, 1998 and
      September 28, 1997                                                             F-28

Supplemental Consolidated Statements of Cash Flows for the 26 weeks Ended
      March 29, 1998 and March 30, 1997                                              F-29

Notes to Supplemental Quarterly Consolidated Financial Statements for the 13 and
      26 Weeks Ended March 29, 1998 and March 30, 1997                               F-30

                          INDEPENDENT AUDITORS' REPORT


Starbucks Corporation
Seattle, Washington

We have audited the accompanying supplemental consolidated balance sheets of Starbucks Corporation and subsidiaries (the Company) as of September 28, 1997, and September 29, 1996, and the related supplemental consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended September 28, 1997. The supplemental financial statements give retroactive effect to the merger of Seattle Coffee Holdings Limited ("Seattle Coffee"), with and into a wholly owned subsidiary of Starbucks Corporation on May 28, 1998, which has been accounted for as a pooling-of-interests as described in Notes 1 and 2 to the supplemental financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall supplemental financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such supplemental consolidated financial statements present fairly, in all material respects, the financial position of Starbucks Corporation and subsidiaries as of September 28, 1997, and September 29, 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 28, 1997, after giving retroactive effect to the merger between Starbucks Corporation and subsidiaries and Seattle Coffee as described in Notes 1 and 2, in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Seattle, Washington

June 8, 1998

                              STARBUCKS CORPORATION
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                        (in thousands, except share data)

                                                                   Sept 28, 1997  Sept 29, 1996
-----------------------------------------------------------------------------------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                         $ 70,126        $127,165
    Short-term investments                                              83,504         103,221
    Accounts and notes receivable                                       31,231          17,768
    Inventories                                                        119,767          83,412
    Prepaid expenses and other current assets                            8,763           6,534
    Deferred income taxes, net                                           4,164           2,580
-----------------------------------------------------------------------------------------------

       Total current assets                                            317,555         340,680

Joint ventures and other investments                                    34,464           4,401
Property, plant, and equipment, net                                    488,791         370,952
Deposits and other assets                                               16,342          13,194
----------------------------------------------------------------------------------------------

       Total                                                          $857,152        $729,227
----------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                                  $ 47,987        $ 38,258
    Checks drawn in excess of bank balances                             28,582          16,241
    Accrued compensation and related costs                              25,894          15,001
    Accrued interest payable                                             2,927           3,004
    Accrued occupancy costs                                             12,184           7,976
    Other accrued expenses                                              25,893          20,835
----------------------------------------------------------------------------------------------

       Total current liabilities                                       143,467         101,315

Deferred income taxes, net                                              12,946           7,114
Capital lease obligations                                                2,009           1,728
Convertible subordinated debentures                                    165,020         165,020
Commitments and contingencies (notes 5, 6, 9, and 13)

Shareholders' Equity:
    Common stock--Authorized, 150,000,000 shares;
       issued and outstanding, 80,559,023
       and 78,711,488 shares, respectively                             391,284         364,020
    Retained earnings, including cumulative translation
       adjustment of $(1,511) and $(679) respectively, and net
       unrealized holding gain on investments of $63 and
       $2,046, respectively                                            142,426          90,030
----------------------------------------------------------------------------------------------

       Total shareholders' equity                                      533,710         454,050

       Total                                                          $857,152        $729,227
----------------------------------------------------------------------------------------------

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS

                    (in thousands, except earnings per share)


Fiscal year ended:                                 Sept 28, 1997     Sept 29, 1996    Oct 1, 1995
-------------------------------------------------------------------------------------------------
Net revenues                                        $ 975,389         $ 697,872         $ 465,213

Cost of sales and related occupancy costs             436,942           336,658           211,279

Store operating expenses                              314,064           211,575           148,757

Other operating expenses                               28,239            19,787            13,932

Depreciation and amortization                          52,801            36,019            22,486

General and administrative expenses                    57,144            37,258            28,643
-------------------------------------------------------------------------------------------------

   Operating income                                    86,199            56,575            40,116

Interest and other income                              12,393            11,029             6,792

Interest expense                                       (7,282)           (8,739)           (3,765)

Gain on sale of investment in Noah's                       --             9,218                --
-------------------------------------------------------------------------------------------------

   Earnings before income taxes                        91,310            68,083            43,143

Income taxes                                           36,099            26,373            17,041
-------------------------------------------------------------------------------------------------

Net earnings                                        $  55,211         $  41,710         $  26,102
-------------------------------------------------------------------------------------------------

Net earnings per common share - basic               $    0.69         $    0.56         $    0.38
Net earnings per common
  and common equivalent share - diluted             $    0.66         $    0.53         $    0.37

Weighted average common shares outstanding -
   basic                                               79,645            74,667            68,898
Weighted average common shares and common
   equivalent shares outstanding - diluted             90,159            80,916            71,309
-------------------------------------------------------------------------------------------------

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

Fiscal year ended:                                                 Sept 28, 1997      Sept 29, 1996    Oct 1, 1995
------------------------------------------------------------------------------------------------------------------
Operating Activities:
Net earnings                                                        $  55,211         $  41,710         $  26,102
Adjustments to reconcile net earnings to
 net cash provided by operating activities:
   Depreciation and amortization                                       58,864            39,438            24,827
   Provision for store remodels and asset disposals                     1,049               412             2,745
   Deferred income taxes, net                                           5,490             4,407                84
   Equity in losses of investees                                        2,760             1,935             1,156
   Gain on sale of investment in Noah's                                    --            (9,218)               --
Cash (used) provided by changes in operating
 assets and liabilities:
   Accounts and notes receivable                                      (13,475)           (7,918)           (4,456)
   Inventories                                                        (36,382)           40,237           (67,579)
   Prepaid expenses and other current assets                           (2,236)           (1,769)              519
   Accounts payable                                                     9,559             9,527            19,590
   Accrued compensation and related costs                              10,871             2,208             3,717
   Accrued interest payable                                               (77)            3,207                24
   Accrued occupancy costs                                              4,208             3,345             2,353
   Other accrued expenses                                               4,452             8,860             3,469
------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                             100,294           136,381            12,551
Investing Activities:
  Purchase of investments                                            (171,631)         (178,643)         (136,256)
  Sale of investments                                                   9,257            17,144            27,702
  Maturity of investments                                             173,665           103,056            74,808
  Investments in joint ventures and other investments                 (27,624)           (6,040)          (12,484)
  Proceeds from sale of equity investments                                 --            20,550                --
  Additions to property, plant, and equipment                        (174,363)         (163,284)         (129,386)
  Additions to deposits and other assets                               (1,004)           (1,132)             (854)
------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                (191,700)         (208,349)         (176,470)
Financing Activities:
  Increase in cash provided by checks drawn
    in excess of bank balances                                         12,287             3,096             1,180
  Proceeds from sale of convertible debentures                             --           165,020                --
  Debt issuance costs                                                      --            (4,045)               --
  Proceeds from notes payable                                              --                --            19,000
  Principal repayments of notes payable                                    --                --           (19,000)
  Net proceeds from sale of common stock                                1,696             2,711           163,873
  Proceeds from sale of common stock under
    employee stock purchase plan                                        2,313             1,735               263
  Exercise of stock options and warrants                               13,629             8,032             3,157
  Tax benefit from exercise of nonqualified stock options               9,626             6,808             4,754
  Payments received on subscription notes receivable                       --                --             3,671
  Payments on capital lease obligations                                (1,566)             (575)             (147)
  Debt conversion costs                                                    --              (290)               --
  Advances to landlord                                                 (3,600)           (4,300)             (300)
------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                              34,385           178,192           176,451
Effect of exchange rate changes on cash and cash equivalents              (18)               (3)               18
------------------------------------------------------------------------------------------------------------------

Decrease (increase) in cash and cash equivalents                      (57,039)          106,221
                                                                                                           12,550
Cash and Cash Equivalents:
  Beginning of year                                                   127,165            20,944             8,394
  End of year                                                       $  70,126         $ 127,165         $  20,944

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Fiscal year ended:                                      Sept 28, 1997     Sept 29, 1996     Oct 1, 1995
-------------------------------------------------------------------------------------------------------
Cash paid during the year for:
   Interest                                                 $  7,179         $  5,630        $  3,738
   Income taxes                                               19,679           12,127          10,761
Noncash Financing and Investing Transactions:
   Equipment acquired under capital lease                   $  2,434         $  2,089        $  1,522
   Net unrealized holding gain (loss) on investments          (1,983)           2,012             141
   Conversion of convertible debt into common stock,
     net of unamortized issue costs                               --           79,345             100




           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                        (in thousands, except share data)

                                                Common stock        Retained
                                             Shares       Amount     earnings     Total
----------------------------------------------------------------------------------------------
Balance, October 2, 1994                  57,936,988     $89,861    $ 20,037   $109,898
    Exercise of stock options including
       tax benefit of $4,754                 945,780       7,911          --      7,911
    Sale of common stock                  12,050,000     163,873          --    163,873
    Payments received on stock
       subscription notes                         --       3,671          --      3,671
    Conversions of convertible debt into
       common stock                            6,798         100          --        100
    Sale of common stock under employee
       stock purchase plan                    17,424         263          --        263
    Net earnings                                  --          --      26,102     26,102
    Unrealized holding gain, net                  --          --         141        141
    Translation adjustment                        --          --         272        272
----------------------------------------------------------------------------------------------
Balance, October 1, 1995                  70,956,990     265,679      46,552    312,231
    Exercise of stock options including
       tax benefit of $6,808               1,177,736      14,840          --     14,840
    Sale of common stock                   1,127,620       2,711                  2,711
    Conversions of convertible debt into
       common stock                        5,359,769      79,055          --     79,055
    Sale of common stock under employee
       stock purchase plan                    89,373       1,735          --      1,735
    Net earnings                                  --          --      41,710     41,710
    Unrealized holding gain, net                  --          --       2,012      2,012
    Translation adjustment                        --          --       (244)      (244)
----------------------------------------------------------------------------------------------
Balance, September 29, 1996               78,711,488     364,020      90,030    454,050
    Exercise of stock options including
       tax benefit of $9,626               1,381,915      23,255          --     23,255
    Sale of common stock                     372,649       1,696                  1,696
    Sale of common stock under employee
       stock purchase plan                    92,971       2,313          --      2,313
    Net earnings                                  --          --      55,211     55,211
    Unrealized holding loss, net                  --          --     (1,983)    (1,983)
    Translation adjustment                        --          --       (832)      (832)
---------------------------------------------------------------------------------------
Balance, September 28, 1997               80,559,023     $391,284  $142,426   $533,710
---------------------------------------------------------------------------------------


           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

    (YEARS ENDED SEPTEMBER 28, 1997, SEPTEMBER 29, 1996, AND OCTOBER 1, 1995)


Note 1: Summary of Significant Accounting Policies

BASIS OF PRESENTATION. The supplemental consolidated financial statements as of and for the periods ending September 28, 1997, September 29, 1996 and October 1, 1995 have been prepared by Starbucks Corporation ("Starbucks" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). As described in Note 2, on May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee Holdings Limited ("Seattle Coffee"). These supplemental consolidated financial statements have been prepared under the pooling of interests method of accounting and reflect the combined financial position and operating results of Starbucks and its wholly owned subsidiaries, including Seattle Coffee, for all periods presented. These supplemental consolidated financial statements will become the historical financial statements of the Company when the Company issues its financial statements for the third fiscal quarter of 1998. Investments in unconsolidated joint ventures are accounted for under the equity method. Material intercompany transactions during the periods covered by these supplemental consolidated financial statements have been eliminated.

DESCRIPTION OF BUSINESS. Starbucks purchases and roasts high-quality whole bean coffees and sells them, along with a variety of coffee beverages, pastries, confections, and coffee-related accessories and equipment, primarily through Company-operated and licensed retail stores located throughout the United States, in parts of Canada, the United Kingdom, and the Pacific Rim. In addition to sales through its Company-owned retail stores, the Company sells primarily whole bean coffees through a specialty sales group and a direct response business. Starbucks, through its joint venture partnerships, also produces and sells bottled FrappuccinoTM coffee drink and a line of premium coffee ice creams.

FISCAL YEAR END. The Company's fiscal year ends on the Sunday closest to September 30. Fiscal years 1997, 1996, and 1995 each had 52 weeks.

ESTIMATES AND ASSUMPTIONS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS. The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

CASH MANAGEMENT. The Company's cash management system provides for the reimbursement of all major bank disbursement accounts on a daily basis. Checks issued but not presented for payment to the bank are reflected as "Checks drawn in excess of bank balances" in the accompanying financial statements.

INVESTMENTS. The Company's investments consist primarily of investment-grade marketable debt securities, all of which are classified as available-for-sale and recorded at fair value as defined below. Unrealized holding gains and losses are recorded, net of any tax effect, as a component of retained earnings.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments. The fair value of the Company's investments in marketable debt and equity securities is based upon the quoted market price on the last business day of the fiscal year plus accrued interest, if any. The fair value and amortized cost of the Company's investments (short- and long-term) at September 28, 1997, were

$88.7 million and $88.6 million, respectively. The fair value and amortized cost of the Company's short-term investments at September 29, 1996, were $103.2 million and $99.9 million, respectively. For further detail on investments, see
Note 4. The fair value of the Company's 4-1/4% Convertible Subordinated Debentures due 2002 (see Note 8) is based on the quoted market price on the last business day of the fiscal year. As of September 28, 1997, the fair value and principal amount of the 4-1/4% Convertible Subordinated Debentures due 2002 were $294.6 million and $165.0 million, respectively. The fair value and principal amount of these Debentures at September 29, 1996, were $248.0 million and $165.0 million, respectively.

INVENTORIES. Inventories are stated at the lower of cost (primarily moving average cost) or market.

PROPERTY, PLANT, AND EQUIPMENT. Property, plant, and equipment are carried at cost less accumulated depreciation and amortization. Depreciation of property, plant, and equipment, which includes amortization of assets under capital leases, is provided on the straight-line method over estimated useful lives, generally ranging from three to seven years for equipment and 40 years for buildings. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease life, generally ten years. The portion of depreciation expense related to production and distribution facilities is included in "Cost of sales and related occupancy costs". When facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability is performed by comparing the carrying value of the asset to projected future cash flows. Upon indication that the carrying value of such assets may not be recoverable, the Company recognizes an impairment loss by a charge against current operations.

HEDGING AND FUTURES CONTRACTS. The Company, from time to time, enters into futures contracts to hedge price-to-be-established coffee purchase commitments with the objective of minimizing cost risk due to market fluctuations. The Company does not hold or issue derivative instruments for trading purposes. In accordance with SFAS 80 "Accounting for Futures Contracts," these futures contracts meet the hedge criteria and are accounted for as hedges. Gains and losses are calculated based on the difference between the cost basis and the market value of the coffee contracts. Accordingly, gains and losses are deferred and recognized as adjustments to the carrying amount of coffee inventory when purchased, and recognized in results of operations as coffee products are sold. The market risk related to coffee futures is substantially offset by changes in the cost of coffee purchased. The Company did not purchase or sell futures contracts during fiscal 1997, 1996, or 1995.

ADVERTISING. The Company expenses costs of advertising the first time the advertising campaign takes place, except for direct response advertising, which is capitalized and amortized over its expected period of future benefit. Direct response advertising consists primarily of mail order catalog costs and customer retention program costs. Catalog costs are amortized over the period from the catalog mailing until the issuance of the next catalog, typically three months. Customer retention program costs are amortized over six months.

STORE PREOPENING EXPENSES. Costs incurred in connection with start-up and promotion of new store openings are expensed as incurred.

RENT EXPENSE. Certain of the Company's lease agreements provide for scheduled rent increases during the lease terms, or for rental payments commencing at a date other than the date of initial occupancy. Rent expenses are recognized on a straight-line basis over the terms of the leases.

FOREIGN CURRENCY TRANSLATION. The accumulated foreign currency translation relates to the Company's operations in Canada and the United Kingdom. Assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at the average exchange rates during the year. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity.

INCOME TAXES. The Company computes income taxes using the asset and liability method, under which deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

EARNINGS PER SHARE. The computation of basic earnings per share, in accordance with Statement of Financial Accounting Standards ("SFAS") 128 "Earnings per Share," is based on the weighted average number of common shares outstanding during the period. The numbers of shares resulting from this computation for fiscal 1997, 1996, and 1995 were 79.6 million, 74.7 million, and 68.9 million, respectively.

The computation of diluted earnings per share, in accordance with SFAS 128, includes the dilutive effect of common stock equivalents consisting of certain shares subject to stock options for both Starbucks and Seattle Coffee during the year using the treasury stock method. The computation of diluted earnings per share also assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with net income adjusted for the after-tax interest expense and amortization of issuance costs applicable to these debentures. The numbers of shares resulting from this computation for fiscal 1997, 1996, and 1995 were 90.2 million, 80.9 million, and 71.3 million, respectively. All periods presented have been calculated in accordance with SFAS 128.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued SFAS 130 "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company will adopt SFAS 130 in fiscal 1999.

In June 1997, the FASB issued SFAS 131 "Disclosures about Segments of an Enterprise and Related Information," which changes the way public companies report information about operating segments. The Company will adopt SFAS 131 in fiscal 1999. This statement, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the major countries in which the Company holds assets and reports revenues.

Management believes that the adoption of these new standards will not have a material impact on the Company's financial position or results of operations.

RECLASSIFICATIONS. Certain reclassifications of prior years' balances have been made to conform to the fiscal 1997 presentation.


Note 2: Seattle Coffee

On May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee, a United Kingdom roaster/retailer of specialty coffee, in exchange for 1,817,894 shares of Starbucks common stock.

The business combination transaction has been accounted for as a pooling of interests for accounting and financial reporting purposes. The pooling-of-interests method of accounting is intended to present as a single interest two or more common shareholders' interests which were previously independent; accordingly, the historical financial statements for the periods prior to the business combination are restated as though the companies had been combined. The restated financial statements are adjusted to conform the accounting policies and fiscal reporting periods to Starbucks accounting policies and fiscal reporting periods.

This transaction is expected to result in one-time transaction and other related after-tax charges of approximately $0.14 per share in the third fiscal quarter of 1998.

The following table compares amounts previously reported by Starbucks prior to the transaction with combined amounts for fiscal 1997 and 1996. Fiscal 1995 results have not been restated, as Seattle Coffee results of operations were not material to the combined totals (in thousands, except earnings per share):

1997                              Starbucks    Seattle Coffee     Combined
--------------------------------------------------------------------------------
Net revenues                       $ 966,946      $ 8,443         $975,389
Net earnings                          57,412       (2,201)          55,211
Net earnings per share-diluted     $    0.70      $ (0.04)        $   0.66

1996
Net revenues                       $ 696,481      $ 1,391         $697,872
Net earnings                          42,128        (418)           41,710
Net earnings per share-diluted     $    0.54      $(0.01)         $   0.53
--------------------------------------------------------------------------------


Note 3: Cash and Cash Equivalents

Cash and cash equivalents consist of the following (in thousands):

                                                  Sept 28, 1997   Sept 29, 1996
--------------------------------------------------------------------------------
Operating funds and interest-bearing deposits        $ 14,482        $ 12,019
Commercial paper                                       39,649          93,306
Money market funds                                      8,152          14,590
Local government obligations                            4,022           7,250
Corporate debt securities                               3,821              --
--------------------------------------------------------------------------------
                                                     $ 70,126        $127,165
--------------------------------------------------------------------------------

Note 4: Investments

The Company's investments, including aggregate fair values, cost, gross unrealized holding gains, and gross unrealized holding losses, consist of the following (in thousands):

                                                        Gross           Gross
                                                     unrealized      unrealized
                                Fair     Amortized     holding         holding
September 28, 1997              value      cost         gains          losses
--------------------------------------------------------------------------------
Current investments:
 Corporate debt securities    $ 25,948   $ 25,944      $  10            $ (6)
 U.S. Government obligations    30,532     30,540          8             (16)
 Commercial paper               25,720     25,721         --              (1)
 Marketable equity securities    1,304      1,198        106               --
--------------------------------------------------------------------------------
                              $ 83,504   $ 83,403      $ 124            $(23)

--------------------------------------------------------------------------------
Non-current investments:
 Corporate debt securities    $  4,196   $  4,194      $   2            $  --
 U.S. Government obligations     1,005      1,006         --              (1)
--------------------------------------------------------------------------------

                              $  5,201   $  5,200      $   2            $ (1)
--------------------------------------------------------------------------------


                                                        Gross           Gross
                                                     unrealized      unrealized
                                  Fair   Amortized     holding         holding
September 29, 1996                value    cost         gains          losses
--------------------------------------------------------------------------------
Current investments:
 Corporate debt securities    $ 33,112   $ 33,118     $   11            $(17)
 U.S. Government obligations    45,041     45,017         36             (12)
 Commercial paper               19,958     19,959         --              (1)
 Marketable equity securities    5,110      1,800      3,310               --
--------------------------------------------------------------------------------
                              $103,221   $ 99,894     $3,357            $(30)
--------------------------------------------------------------------------------


All investments are classified as available-for-sale as of September 28, 1997 and September 29, 1996. Securities with remaining maturity dates of one year or less are classified as short-term investments. Securities with remaining maturity dates beyond one year are classified as long-term and are included in the line item "Joint ventures and other investments" in the accompanying balance sheets. The specific identification method is used to determine a cost basis for computing realized gains and losses.

During fiscal 1995, the Company invested $11.3 million in cash for shares of Noah's New York Bagel, Inc. ("Noah's") Series B Preferred Stock. On February 1, 1996, Noah's merged with Einstein Brothers Bagels, Inc. In exchange for its investment in Noah's, the Company received $20.6 million in cash and recognized a $9.2 million pre-tax gain ($5.7 million net of tax) on the transaction.

In fiscal 1997, 1996, and 1995, proceeds from the sale of investment securities were $9.3 million, $17.1 million, and $27.7 million, respectively. Gross realized gains and losses were not material in 1997, 1996, and 1995 except for the sale of Noah's stock, which occurred in fiscal 1996.

Note 5: Inventories

Inventories consist of the following (in thousands):


                                     Sept 28, 1997    Sept 29, 1996
-----------------------------------------------------------------
Coffee
 Unroasted                             $ 65,296        $ 37,127
 Roasted                                 13,954           9,759
Other merchandise held for sale          33,253          29,542
Packaging and other supplies              7,264           6,984
-----------------------------------------------------------------
                                       $119,767        $ 83,412
-----------------------------------------------------------------


As of September 28, 1997, the Company had fixed price inventory purchase commitments for green coffee totaling approximately $54 million. The Company believes, based on relationships established with its suppliers in the past, that the risk of non-delivery on such purchase commitments is remote.

Note 6: Joint Ventures and Other Investments

JOINT VENTURES. Starbucks has entered into several joint ventures, all of which are accounted for using the equity method. The Company's share of joint venture income or losses is included in "Other operating expenses."

The Company has domestic joint ventures with two companies to produce and distribute Starbucks branded coffee-related products. During fiscal 1994, the Company entered into a 50/50 joint venture and partnership agreement (the "Partnership Agreement") with Pepsi-Cola Company ("Pepsi") to develop ready-to-drink coffee-based beverages. During fiscal 1996, the Company modified the Partnership Agreement to revise the allocation of start-up risks and expenses between partners. Also during fiscal 1996, the Company entered into a 50/50 joint venture agreement with Dreyer's Grand Ice Cream, Inc. to develop and distribute premium coffee ice creams.

The Company is a partner in two other joint ventures. During fiscal 1996, the Company signed an agreement with SAZABY Inc., a Japanese retailer and restaurateur, to form a joint venture partnership (50/50) to develop Starbucks retail stores in Japan. On August 3, 1996, the Company entered into a joint venture partnership as a 5% partner with Cafe Hawaii Partners to develop Starbucks retail stores in Hawaii.

The Company's investments in and losses from these joint ventures are as follows (in thousands):

                                               Pepsi          All other
                                           joint venture    joint ventures       Total
---------------------------------------------------------------------------------------
Balance, October 2, 1994                    $    300         $     --         $    300
  Allocated share of losses                   (1,156)              --           (1,156)
  Capital contributions                        1,150               --            1,150
---------------------------------------------------------------------------------------
Balance, October 1, 1995                         294               --              294
  Allocated share of losses                     (401)          (1,534)          (1,935)
  Capital contributions                        2,725            3,315            6,040
---------------------------------------------------------------------------------------
Balance, September 29, 1996                    2,618            1,781            4,399
  Allocated share of losses                   (2,384)            (376)          (2,760)
 Capital contributions                        27,259              365           27,624
---------------------------------------------------------------------------------------
Balance, September 28, 1997                 $ 27,493         $  1,770         $ 29,263
---------------------------------------------------------------------------------------

Note 7: Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and consist of the following (in thousands):


                                     Sept 28, 1997     Sept 29, 1996
--------------------------------------------------------------------
Land                                  $   3,602         $   3,602
Building                                  8,338             8,338
Leasehold improvements                  352,640           256,134
Roasting and store equipment            168,929           121,261
Furniture, fixtures, and other           49,790            39,084
--------------------------------------------------------------------
                                        583,299           428,419
Less accumulated depreciation
 and amortization                      (144,068)          (88,071)
--------------------------------------------------------------------
                                        439,231           340,348

Work in progress                         49,560            30,604
--------------------------------------------------------------------
                                      $ 488,791         $ 370,952
--------------------------------------------------------------------


Note 8: Convertible Subordinated Debentures

During fiscal 1993, the Company issued $80.5 million in principal amount of 4 1/2% Convertible Subordinated Debentures Due 2003. On April 12, 1996, the Company called these debentures for redemption. The total principal amount converted, net of unamortized issue costs, accrued but unpaid interest, and costs of conversion was credited to common stock.

During the first quarter of fiscal 1996, the Company issued approximately $165.0 million in principal amount of 4 1/4% Convertible Subordinated Debentures Due 2002 (the "Debentures"). Net proceeds to the Company were approximately $161.0 million. Interest was payable on May 1 and November 1 of each year. The Debentures were convertible into common stock of the Company at a price of $23.25, subject to adjustment under certain conditions, and were redeemable on or after November 10, 1997 at the option of the Company, at specified redemption prices and subject to certain conditions. Costs incurred in connection with the issuance of the Debentures were included in "Deposits and other assets" and were amortized on a straight-line basis over the seven-year period to maturity.

On October 21, 1997, the Company called the Debentures for redemption. Substantially all of these Debentures were converted into approximately 7.1 million shares of the Company's common stock prior to the redemption date.


Note 9: Leases

The Company leases retail stores, roasting and distribution facilities, and office space under operating leases expiring through 2023. Most lease agreements contain renewal options and rent escalation clauses. Certain leases provide for contingent rentals based upon gross sales. The Company also leases certain computer equipment and software under agreements classified as capital leases with original lease terms ranging from two to four years.

Rental expense under these lease agreements was as follows (in thousands):


Fiscal year ended:         Sept 28, 1997      Sept 29, 1996       Oct 1, 1995
--------------------------------------------------------------------------------
Minimum rentals               $54,093            $37,675            $21,590
Contingent rentals              1,193              1,190              1,088
--------------------------------------------------------------------------------
                              $55,286            $38,865            $22,678
--------------------------------------------------------------------------------

Minimum future rental payments under non-cancelable lease obligations as of September 28, 1997 are as follows (in thousands):


Fiscal year ending:                         Capital Leases     Operating Leases
--------------------------------------------------------------------------------
1998                                           $  2,155             $ 54,521
1999                                              1,543               54,793
2000                                                783               55,023
2001                                                 --               55,327
2002                                                 --               55,226
Thereafter                                           --              218,450
--------------------------------------------------------------------------------
Total minimum lease payments                   $  4,481             $493,340
Less: Amounts representing interest
and other expenses                                 (669)
--------------------------------------------------------------------------------
Present value of net minimum
lease payments                                    3,812
--------------------------------------------------------------------------------
Less: Current portion                            (1,803)
--------------------------------------------------------------------------------
Long-term capital lease obligations            $  2,009
--------------------------------------------------------------------------------


Assets recorded under capital leases are included in "Property, plant, and equipment" within the "Furniture, fixtures, and other" category. Assets recorded under capital leases, net of accumulated amortization, totaled $3.9 million and $3.6 million at September 28, 1997, and September 29, 1996, respectively.

The Company opened a roasting and distribution facility in York County, Pennsylvania in September 1995 (the "York Plant"). Under the terms of this lease agreement, the Company has an option to purchase the land and building comprising the York Plant for approximately $14 million within five years of the date of occupancy. Such option to purchase also provides that the Company may purchase, within seven years of occupancy, additional land adjacent to the York Plant.


Note 10: Shareholders' Equity

In November 1994, the Company completed a public offering of 12,050,000 shares of newly issued common stock for proceeds of approximately $163.9 million, net of expenses.

The Company's common stock was split two-for-one on December 1, 1995. All applicable share and per-share data in these consolidated financial statements have been restated to give effect to this stock split.

On February 28, 1996, the Company's shareholders approved an amendment to the Company's articles of incorporation increasing the number of authorized common shares from 100,000,000 to 150,000,000.

The Company has authorized 7,500,000 shares of its preferred stock, none of which is outstanding at September 28, 1997.

Share amounts outstanding are based on the historical outstanding shares of both Starbucks and Seattle Coffee adjusted for the exchange of 1,817,894 shares of Starbucks stock for all of the equity interests of Seattle Coffee.


Note 11: Employee Benefit Plans

The Company maintains several stock option plans under which the Company may grant incentive stock options and nonqualified stock options to employees and non-employee directors. Stock options have been granted at prices at or above the fair market value on the date of grant. Options vest and expire according to terms established at the grant date.

The following summarizes all stock option transactions from October 2, 1994, through September 28, 1997.

                                                                    Weighted
                                                                    average
                                                                     price
                                              Shares               per share
----------------------------------------------------------------------------
Outstanding, October 2, 1994                6,117,966             $    6.61
  Granted                                   2,853,476                 13.19
  Exercised                                  (945,780)                 3.34
  Cancelled                                (1,151,006)                10.12
----------------------------------------------------------------------------
Outstanding, October 1, 1995                6,874,656                  9.52
  Granted                                   2,538,466                 18.64
  Exercised                                (1,177,736)                 6.78
  Cancelled                                  (449,158)                13.99
----------------------------------------------------------------------------
Outstanding, September 29, 1996             7,786,228                 12.69
  Granted                                   2,929,796                 33.24
  Exercised                                (1,381,915)                 9.92
  Cancelled                                  (380,448)                21.30
----------------------------------------------------------------------------

Outstanding, September 28, 1997             8,953,661             $   19.32
----------------------------------------------------------------------------

Exercisable, September 28, 1997             3,713,676             $   10.86
----------------------------------------------------------------------------

At September 29, 1996 and October 1, 1995, 3,316,967 and 3,108,578 outstanding options, respectively, were exercisable. The weighted average exercise prices for options were $8.43 and $6.36 at September 29, 1996 and October 1, 1995, respectively.

At September 28, 1997, there were 10,640,907 shares of common stock reserved for issuance pursuant to future stock option grants.

Additional information regarding options outstanding as of September 28, 1997 is as follows:

                                Options Outstanding             Options Exercisable
                         ---------------------------------   ------------------------
                                       Weighted
                                        Average     Weighted                   Weighted
                                      Remaining     Average                    Average
             Range of                Contractual    Exercise                   Exercise
      Exercise Prices      Shares    Life (Years)   Price      Shares            Price
      ---------------      ------   -------------   -----      ------            -----

$    0.33   $    8.91   1,750,141         3.36   $    5.98   1,650,024      $    5.00
    10.28       14.56   2,344,737         6.77       12.44   1,355,532          12.44
    15.00       18.81   1,564,803         8.02       18.43     383,811          18.15
    19.38       32.50     926,701         8.35       24.35     305,213          24.91
    33.00       43.50   2,367,279         9.16       34.62      19,096          34.58
-------------------------------------------------------------------------------------
$    0.33   $   43.50   8,953,661         7.12   $   19.32   3,713,676      $   10.86


EMPLOYEE STOCK PURCHASE PLAN. During fiscal 1995, the Company implemented an employee stock purchase plan. The Company's plan provides that eligible employees may contribute up to 10% of their base earnings toward the quarterly purchase of the Company's common stock up to $25,000 of common stock. The employee's purchase price is 85% of the lesser of the fair market value of the stock on the first business day or the last business day of the quarterly offering period. No compensation expense is recorded in connection with the plan. The total number of shares issuable under the plan is 4,000,000. There were 92,971 shares issued under the plan during fiscal 1997 at prices ranging from $23.59 to $25.71. There were 89,373 shares issued under the plan during fiscal 1996 at prices ranging from $15.99 to $24.65. There were 17,424 shares issued under the plan during fiscal 1995 at a price of $15.09. Of the 14,583 employees eligible to participate, 2,549 were participants in the plan as of September 28, 1997.

ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation," ("SFAS 123") requires the disclosure of pro forma net income
(loss) and net income (loss) per share as if the Company adopted the fair value method as of the beginning of fiscal 1996. The fair value of stock-based awards to employees is calculated using the Black-Scholes option pricing model with the following weighted average assumptions:


                            Employee Stock Options        Employee Stock Purchase Plan
----------------------------------------------------------------------------------------------
                                    1997           1996            1997              1996
----------------------------------------------------------------------------------------------
  Expected life (years)           1.5 - 6        1.5 - 6              .25              .25
  Expected volatility                 40%             40%         45 - 47%           39-61%
  Risk-free interest rate    5.41 - 6.54%    5.01 - 6.74%     5.27 - 5.53%     5.27 - 5.49%
  Expected dividend yield            0.0%            0.0%             0.0%             0.0%
----------------------------------------------------------------------------------------------

The Company's valuations are based upon a multiple option valuation approach and forfeitures are recognized as they occur. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

As required by SFAS 123, the Company has determined that the weighted average estimated fair values of options granted during fiscal 1997 and 1996 were $10.85 and $5.64 per share, respectively. Had compensation costs for the Company's stock-based compensation plans been accounted for using the fair value method of accounting described by SFAS 123, the Company's net income and earnings per share would have been as follows (in thousands, except earnings per share):


                                                          Pro Forma
Fiscal Year Ended:                       As Reported    Under SFAS 123
------------------                       -----------    --------------
September 28, 1997
  Net Income                            $   55,211      $   45,808
  Net earnings per common & common
   equivalent share:
  Basic                                 $     0.69      $     0.58
  Diluted                               $     0.66      $     0.56

September 29, 1996
  Net Income                            $   41,710      $   37,801
  Net earnings per common & common
   equivalent share:
  Basic                                 $     0.56      $     0.51
  Diluted                               $     0.53      $     0.49

In applying SFAS 123, the impact of outstanding non-vested stock options granted prior to 1996 has been excluded from the pro forma calculations; accordingly, the 1997 and 1996 pro forma adjustments are not indicative of future period pro forma adjustments.

DEFINED CONTRIBUTION PLANS. Starbucks maintains voluntary defined contribution plans covering eligible employees as defined in the plan documents. Participating employees may elect to defer and contribute a percentage of their compensation to the plan, not to exceed the dollar amount set by law. The Company matches 25% of each employee's contribution up to a maximum of the first 4% of each employee's compensation.

The Company's matching contributions to the plans were approximately $0.6 million, $0.3 million, and $0.3 million for fiscal 1997, 1996, and 1995, respectively.

DEFERRED STOCK PLAN. During the first quarter of fiscal 1998, the Company adopted a Deferred Stock Plan for certain key employees that enables participants in the plan to defer receipt of ownership of common shares from the exercise of non-qualified stock options. The minimum deferral period is five years.

Note 12: Income Taxes

A reconciliation of the statutory federal income tax rate with the Company's effective income tax rate is as follows:


Fiscal year ended:                      Sept 28, 1997   Sept 29, 1996  Oct 1, 1995
----------------------------------------------------------------------------------
Statutory rate                               35.0%         35.0%         35.0%
State income taxes, net of federal
    income tax benefit                        3.6           3.1           3.6
Other                                         0.9           0.6           0.9
----------------------------------------------------------------------------------

Effective tax rate                           39.5%         38.7%         39.5%
----------------------------------------------------------------------------------


The provision for income taxes consists of the following (in thousands):


Fiscal year ended:     Sept 28, 1997    Sept 29, 1996    Oct 1, 1995
----------------------------------------------------------------------
Currently payable:
  Federal                  $25,884         $19,568         $14,672
  State                      4,725           2,398           2,285
Deferred liability           5,490           4,407              84
----------------------------------------------------------------------
                           $36,099         $26,373         $17,041
----------------------------------------------------------------------


Deferred income taxes (benefits) reflect the tax effect of temporary differences between the amounts of assets and liabilities for financial reporting purposes and amounts as measured for tax purposes. The tax effect of temporary differences and carryforwards that cause significant portions of deferred tax assets and liabilities are as follows (in thousands):

                                                 Sept 28, 1997     Sept 29, 1996
-------------------------------------------------------------------------------
Depreciation                                        $ 17,136          $ 10,699
Accrued rent                                          (4,356)           (2,839)
Accrued compensation and related costs                (1,786)           (1,219)
Inventory                                             (1,474)           (1,531)
Unrealized holding gain on investments, net               39             1,281
Other, net                                              (777)           (1,857)
-------------------------------------------------------------------------------
                                                    $  8,782          $  4,534
-------------------------------------------------------------------------------


Taxes payable of $4.5 million and $2.7 million are included in "Other accrued expenses" as of September 28, 1997 and September 29, 1996, respectively.



Note 13: Commitments and Contingencies

Under the amended terms of the Company's corporate office lease, the Company provides financing to the building owner to be used exclusively for facilities and leasehold development costs to accommodate the Company. Under this agreement, the Company advanced approximately $3.6 million, $4.3 million and $0.3 million during fiscal 1997, 1996, and 1995, respectively. As of September 28, 1997 and September 29, 1996, the amounts outstanding under the agreement totaled $8.2 million and $4.6 million, respectively. These amounts are included in "Deposits and other assets" on the balance sheet. The maximum amount available under the agreement is $17.0 million. Any funds advanced by the Company will be repaid with interest at 9.5% over a term not to exceed 20 years.

During fiscal 1997, the Company, through its Seattle Coffee subsidiary, entered into a financing arrangement for a line of credit for $5.0 million, an overdraft facility of $0.8 million and a rental guarantee of $0.5 million. As of September 28, 1997, the amount outstanding on the line of credit of $2.8 million is included in "Accounts payable" on the balance sheet. Upon completion of the acquisition of Seattle Coffee, the amount outstanding on the line of credit was repaid.

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these actions would not have a material adverse effect on the Company's results of operations or financial condition as of and for the fiscal year ended September 28, 1997.


Note 14: Related Party Transactions

An employee director of the Company serves as chairman of a wholesale customer of the Company. Sales to this customer were $31.0 million, $22.7 million, and $18.5 million for fiscal 1997, 1996, and 1995, respectively. Amounts receivable from this customer totaled $4.6 million and $2.7 million as of September 28, 1997 and September 29, 1996, respectively.


Note 15: Quarterly Financial Information (Unaudited)

Summarized quarterly financial information for fiscal years 1997 and 1996 is as follows (in thousands, except earnings per share):

                               First           Second            Third            Fourth
-----------------------------------------------------------------------------------------
1997 quarter:
  Net revenues               $240,154         $216,269         $244,241         $274,725
  Gross margin                124,053          116,297          140,406          157,691
  Net earnings                 13,886            9,241           14,199           17,885
  Net earnings per
  common and common
  equivalent share -
  diluted                    $   0.17         $   0.12         $   0.17         $   0.21

1996 quarter:
  Net revenues               $169,798         $153,838         $177,205         $197,031
  Gross margin                 83,022           76,790           93,921          107,481
  Net earnings                  9,359           10,416            9,454           12,481
  Net earnings per
  common and common
  equivalent share -
  diluted                    $   0.12         $   0.14         $   0.12         $   0.15
-----------------------------------------------------------------------------------------

                              STARBUCKS CORPORATION

                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except earnings per share)

                                                   Three Months Ended
                                              December 28,       December 29,
                                                  1997              1996
                                               (13 Weeks)       (13 Weeks)
                                                        (unaudited)
---------------------------------------------------------------------------
Net revenues                                  $ 321,325          $ 240,154

Cost of sales and related
  occupancy costs                               146,235            116,101

Store operating expenses                         98,101             71,016

Other operating expenses                          9,674              7,779

Depreciation and amortization                    16,051             11,576

General and administrative
  expenses                                       17,783             12,920
---------------------------------------------------------------------------

  Operating income                               33,481             20,762

Interest and other income                         2,157              3,936

Interest expense                                   (845)            (1,804)
---------------------------------------------------------------------------

  Earnings before income taxes                   34,793             22,894

Income taxes                                     13,838              9,008
---------------------------------------------------------------------------

Net earnings                                  $  20,955          $  13,886
---------------------------------------------------------------------------

Net earnings per common share - basic         $    0.25          $    0.18
Net earnings per common and
  common equivalent share - diluted           $    0.23          $    0.17

Weighted average common shares
  outstanding - basic                            84,978             78,905
Weighed average common and
  common equivalent shares - diluted             90,962             89,726
---------------------------------------------------------------------------


           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                    (In thousands, except numbers of shares)

                                                                December 28,   September 28,
                                                                    1997           1997
                                                                (unaudited)
-------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                      $105,646         $ 70,126
  Short-term investments                                           76,927           83,504
  Accounts and notes receivable                                    35,761           31,231
  Inventories                                                     116,012          119,767
  Prepaid expenses and other current assets                         9,395            8,763
  Deferred income taxes, net                                        6,483            4,164
-------------------------------------------------------------------------------------------

         Total current assets                                     350,224          317,555

Joint ventures and other investments                               35,364           34,464
Property, plant and equipment, net                                520,602          488,791
Deposits and other assets                                          13,614           16,342
-------------------------------------------------------------------------------------------
         Total                                                   $919,804         $857,152
-------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                               $ 62,091         $ 47,987
  Checks drawn in excess of bank balances                          33,243           28,582
  Accrued compensation and related costs                           27,226           25,894
  Accrued interest payable                                             --            2,927
  Accrued occupancy costs                                          14,022           12,184
  Other accrued expenses                                           41,241           25,893
-------------------------------------------------------------------------------------------

         Total current liabilities                                177,823          143,467

Deferred income taxes, net                                         14,912           12,946
Capital lease obligations                                           1,656            2,009
Convertible subordinated debentures                                    --          165,020

Shareholders' equity:
  Common stock, no par value -- 150,000,000
    shares authorized; 88,316,635
    (includes 424,275 common stock
    units) and 80,559,023 shares,
    respectively, issued and outstanding                          563,646          391,284
  Retained earnings, including cumulative
    translation adjustment of $(2,777) and $(1,511),
    respectively, and net unrealized holding (loss) gain
    on investments of $(285) and $63, respectively                161,767          142,426
-------------------------------------------------------------------------------------------
         Total shareholders' equity                               725,413          533,710

         Total                                                   $919,804         $857,152
-------------------------------------------------------------------------------------------

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                    Three Months Ended
                                                                                 December 28, December 29,
                                                                                    1997            1996
                                                                                 (13 Weeks)     (13 Weeks)
                                                                                         (unaudited)
-----------------------------------------------------------------------------------------------------------
Operating activities:
  Net earnings                                                                 $  20,955          $  13,886
  Adjustments to reconcile net earnings
   to net cash provided by operating activities:
     Depreciation and amortization                                                17,764             12,603
     Deferred income taxes, net                                                     (134)             1,159
     Equity in losses of investees                                                    45              1,318
  Cash provided (used) by changes in operating assets and liabilities:
     Accounts and notes receivable                                                (4,557)            (1,032)
     Inventories                                                                   3,714             19,861
     Prepaid expenses and other current assets                                      (640)              (363)
     Accounts payable                                                             13,740             (7,413)
     Income taxes payable                                                          9,905              3,863
     Accrued compensation and related costs                                        1,292                750
     Accrued occupancy costs                                                       1,838              1,280
     Accrued interest payable                                                     (2,927)            (1,792)
     Other accrued expenses                                                        5,601              2,407
-----------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                         66,596             46,527
Investing activities:
  Purchase of investments                                                        (22,698)           (51,442)
  Maturity of investments                                                         28,740                882
  Sale of investments                                                              4,150             31,700
  Investments in joint ventures and equity securities                             (6,131)               (35)
  Distributions from joint venture                                                 1,000                  0
  Additions to property, plant and equipment                                     (49,979)           (37,734)
  Additions to deposits and other assets                                            (443)            (1,579)
-----------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                            (45,361)           (58,208)
Financing activities:
  Increase in cash provided by checks
   drawn in excess of bank balances                                                4,631              6,817
  Proceeds from sale of common stock
   under employee stock purchase plan                                                879                684
  Exercise of stock options                                                        2,950              2,868
  Tax benefit from exercise of non-qualified stock options                         1,565              1,912
  Payments on capital lease obligations                                             (545)              (217)
  Proceeds from sale of common stock                                               4,912              1,919
-----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                         14,392             13,983
Effect of exchange rate changes
  on cash and cash equivalents                                                      (107)                35
-----------------------------------------------------------------------------------------------------------

Increase in cash and cash equivalents                                             35,520              2,337
Cash and cash equivalents:
  Beginning of the period                                                         70,126            127,165
  End of the period                                                            $ 105,646          $ 129,502

Supplemental cash flow information:
  Cash paid during the period for:
   Interest                                                                    $   3,679          $   3,555
   Income taxes                                                                    2,569              2,071
  Noncash financing and investing transactions:
   Net unrealized holding loss on investments                                       (348)              (344)
   Conversion of convertible debt into common
    stock, net of unamortized issue costs and
    accrued interest                                                             162,056                 --
   Common stock tendered in settlement of stock
    options exercised                                                              4,859                 --


           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

         For the 13 Weeks Ended December 28, 1997 and December 29, 1996


Note 1:  Financial Statement Preparation

The supplemental consolidated financial statements as of December 28, 1997 and September 28, 1997 and for the 13-week periods ended December 28, 1997 and December 29, 1996 have been prepared by Starbucks Corporation ("Starbucks" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). As described in Note 2, on May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee Holdings Limited ("Seattle Coffee"). These supplemental consolidated financial statements have been prepared under the pooling of interests method of accounting and reflect the combined financial position and operating results of Starbucks and its wholly owned subsidiaries including, Seattle Coffee, for all periods presented. The financial information for the 13-week periods ended December 28, 1997 and December 29, 1996 is unaudited, but, in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments and accruals) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods.

The financial information as of September 28, 1997, is derived from the Company's audited supplemental consolidated financial statements and notes thereto for the year ended September 28, 1997 included in this Registration Statement, and should be read in conjunction with such financial statements.

Certain reclassifications of prior year's balances have been made to conform to the current format.

The results of operations for the 13-week periods ended December 28, 1997, are not necessarily indicative of the results of operations that may be achieved for the entire fiscal year ending September 27, 1998.

Note 2:  Seattle Coffee

On May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee, a United Kingdom roaster/retailer of specialty coffee, in exchange for 1,817,894 shares of Starbucks common stock.

The business combination transaction has been accounted for as a pooling of interests for accounting and financial reporting purposes. The pooling-of-interests method of accounting is intended to present as a single interest two or more common shareholders' interests which were previously independent; accordingly, the historical financial statements for the periods prior to the business combination are restated as though the companies had been combined. The restated financial statements are adjusted to conform the accounting policies and fiscal reporting periods to Starbucks accounting policies and fiscal reporting periods.


This transaction is expected to result in one-time transaction and other related after-tax charges of approximately $0.14 per share in the third fiscal quarter of 1998.

The following table compares amounts previously reported by Starbucks prior to the transaction with combined amounts for fiscal 1998 and 1997 (in thousands, except earnings per share):

                              Starbucks      Seattle Coffee      Combined
--------------------------------------------------------------------------
Q1 1998
Net revenues                  $316,952         $  4,373          $321,325
Net earnings                    22,104           (1,149)           20,955
Net earnings
  per share-diluted $             0.25         $  (0.02)         $   0.23

Q1 1997
Net revenues                  $239,142         $  1,012          $240,154
Net earnings                    14,390             (504)           13,886
Net earnings
  per share-diluted           $   0.18         $  (0.01)         $   0.17
--------------------------------------------------------------------------

Note 3:  Earnings Per Share

During the first quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) 128 "Earnings per Share." The computation of basic earnings per share, in accordance with SFAS 128, is based on the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share, in accordance with SFAS 128, also includes the dilutive effect of common stock equivalents consisting primarily of certain shares subject to stock options. The computation of diluted earnings per share assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with net income adjusted for the after-tax interest expense and amortization of issuance costs applicable to these debentures. All periods presented have been calculated in accordance with SFAS 128.

Note 4:  Inventories

Inventories consist of the following (in thousands):

                                       December 28,    September 28,
                                           1997             1997
--------------------------------------------------------------------
Coffee:
  Unroasted                             $ 63,143         $ 65,296
  Roasted                                 16,418           13,954
Other merchandise held for sale           29,719           33,253
Packaging and other supplies               6,732            7,264
--------------------------------------------------------------------
                                        $116,012         $119,767
--------------------------------------------------------------------

As of December 28, 1997, the Company had fixed-price purchase commitments for green coffee totaling approximately $44 million.

Note 5:  Property, Plant, and Equipment

  Property, plant, and equipment consist of the following (in thousands):

                                      December 28,       September 28,
                                          1997              1997
----------------------------------------------------------------------
Land                                  $   3,602          $   3,602
Building                                  8,338              8,338
Leasehold improvements                  377,637            352,640
Roasting and store equipment            178,314            168,929
Furniture, fixtures and other            60,458             49,790
----------------------------------------------------------------------
                                        628,349            583,299
Less accumulated depreciation
  and amortization                     (158,921)          (144,068)
----------------------------------------------------------------------
                                        469,428            439,231
Work in progress                         51,174             49,560
----------------------------------------------------------------------
                                      $ 520,602          $ 488,791
----------------------------------------------------------------------


Note 6:  Convertible Subordinated Debentures

On October 21, 1997, the Company called for redemption its 4 1/4% Convertible Subordinated Debentures Due 2002. Substantially all of these debentures were converted into the Company's common stock prior to the redemption date. The total principal amount converted, net of unamortized issue costs, accrued but unpaid interest, and costs of conversion, was credited to common stock.

Note 7:  Deferred Stock Plan

During the first quarter of fiscal 1998, the Company adopted a Deferred Stock Plan for certain key employees that enables participants in the plan to defer receipt of ownership of common shares from the exercise of non-qualified stock options. The minimum deferral period is five years. During the first quarter of fiscal 1998, receipt of 424,275 shares was deferred under the terms of this plan. The rights to receive these shares, represented by common stock units, are included in the calculation of basic and diluted earnings per share as common stock equivalents.

                              STARBUCKS CORPORATION
                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except earnings per share)

                                                   Three Months Ended                    Six Months Ended
                                              March 29,          March 30,          March 29,          March 30,
                                                 1998              1997                1998               1997
                                              (13 Weeks)        (13 Weeks)           (26 Weeks)        (26 Weeks)
                                                      (unaudited)                            (unaudited)
-----------------------------------------------------------------------------------------------------------------
Net revenues                                  $ 295,243          $ 216,269          $ 616,568          $ 456,424

Cost of sales and related
  occupancy costs                               133,501             99,972            279,736            216,071

Store operating expenses                         95,026             70,057            193,126            141,073

Other operating expenses                          8,634              6,931             18,307             14,713

Depreciation and amortization                    17,435             12,494             33,487             24,070

General and administrative
  expenses                                       19,307             13,236             37,090             26,157
-----------------------------------------------------------------------------------------------------------------

  Operating income                               21,340             13,579             54,822             34,340

Interest and other income                         2,329              3,531              4,486              7,468

Interest expense                                   (235)            (1,834)            (1,080)            (3,638)
-----------------------------------------------------------------------------------------------------------------

  Earnings before income taxes                   23,434             15,276             58,228             38,170

Income taxes                                      9,472              6,035             23,310             15,043
-----------------------------------------------------------------------------------------------------------------

Net earnings                                  $  13,962          $   9,241          $  34,918          $  23,127
-----------------------------------------------------------------------------------------------------------------

Net earnings per common share - basic         $    0.16          $    0.12          $    0.40          $    0.29

Net earnings per common and
  common equivalent share - diluted           $    0.15          $    0.12          $    0.39          $    0.28

Weighted average common shares
  outstanding - basic                            88,579             79,425             86,778             79,164

Weighted average common and
  common equivalent shares
  outstanding - diluted                          91,440             89,822             91,191             89,766
-----------------------------------------------------------------------------------------------------------------

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                    (In thousands, except numbers of shares)

                                                                               March 29,   September 28,
                                                                                 1998           1997
                                                                             (unaudited)
--------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                   $107,938         $ 70,126
  Short-term investments                                                        44,402           83,504
  Accounts and notes receivable                                                 35,333           31,231
  Inventories                                                                  129,223          119,767
  Prepaid expenses and other current assets                                      9,893            8,763
  Deferred income taxes, net                                                     5,813            4,164
--------------------------------------------------------------------------------------------------------

         Total current assets                                                  332,602          317,555

Joint ventures and other equity investments                                     33,818           34,464
Property, plant and equipment, net                                             545,416          488,791
Deposits and other assets                                                       14,400           16,342
--------------------------------------------------------------------------------------------------------

         Total                                                                $926,236         $857,152
--------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                            $ 69,711         $ 47,987
  Checks drawn in excess of bank balances                                       21,518           28,582
  Accrued compensation and related costs                                        30,564           25,894
  Accrued occupancy costs                                                       14,850           12,184
  Other accrued expenses                                                        24,164           28,820
--------------------------------------------------------------------------------------------------------

         Total current liabilities                                             160,807          143,467

Deferred income taxes, net                                                      15,058           12,946
Capital lease and other obligations                                              1,313            2,009
Convertible subordinated debentures                                                 --          165,020

Shareholders' equity:
  Common stock, no par value -- 150,000,000 shares authorized;
   88,789,274 (includes 424,275 common stock units) and
   80,559,023 shares, respectively, issued and outstanding                     573,218          391,284
  Retained earnings including cumulative translation adjustment of $(2,609) and $(1,511), respectively, and net unrealized
   holding (loss) gain on investments of $(343) and $63, respectively          175,840          142,426
--------------------------------------------------------------------------------------------------------
          Total shareholders' equity                                           749,058          533,710

          Total                                                               $926,236         $857,152
--------------------------------------------------------------------------------------------------------

           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                               Six Months Ended
                                                                                     -----------------------------------
                                                                                      March 29,               March 30,
                                                                                        1998                     1997
                                                                                     (26 Weeks)               (26 Weeks)
                                                                                                 (unaudited)
------------------------------------------------------------------------------------------------------------------------
Operating activities:
  Net earnings                                                                       $  34,918                 $  23,127
  Adjustments to reconcile net earnings
   to net cash provided by operating activities:
     Depreciation and amortization                                                      37,154                    26,797
     Deferred income taxes, net                                                            719                     1,015
     Equity in losses of investees                                                         177                     2,176
  Cash provided (used) by changes in operating assets and liabilities:
     Accounts and notes receivable                                                      (4,120)                   (3,865)
     Inventories                                                                        (9,489)                    1,853
     Prepaid expenses and other current assets                                          (1,138)                   (1,677)
     Accounts payable                                                                   21,401                     3,175
     Accrued compensation and related costs                                              4,636                     4,200
     Accrued occupancy costs                                                             2,666                     1,939
     Other accrued expenses                                                             (4,288)                   (2,739)
------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                               82,636                    56,001
Investing activities:
  Purchase of short-term investments                                                   (47,140)                 (107,010)
  Maturity of short-term investments                                                    85,640                    76,760
  Sale of investments                                                                    5,137                     9,747
  Investments in joint ventures and equity securities                                   (6,131)                  (11,581)
  Distributions from joint venture                                                       1,400                         0
  Additions to property, plant and equipment                                           (93,993)                  (71,614)
  Additions to deposits and other assets                                                (1,415)                   (3,116)
------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                  (56,502)                 (106,814)
Financing activities:
  (Decrease)/increase in cash provided by checks
   drawn in excess of bank balances                                                     (7,090)                    3,546
  Proceeds from sale of common stock
   under employee stock purchase plan                                                    2,020                       684
  Exercise of stock options                                                              8,609                     5,388
  Tax benefit from exercise of non-qualified
   stock options                                                                         4,408                     3,597
  Payments on capital lease obligations                                                 (1,091)                     (525)
  Proceeds from the sale of common stock                                                 4,861                     1,783
------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                               11,717                    14,473
Effect of exchange rate changes
  on cash and cash equivalents                                                             (39)                        1
------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and
  cash equivalents                                                                      37,812                   (36,339)
Cash and cash equivalents:
  Beginning of the period                                                               70,126                   127,165
  End of the period                                                                  $ 107,938                 $  90,826

Supplemental cash flow information:
Cash paid during the period for:
   Interest                                                                          $   3,828                 $   3,614
   Income taxes                                                                         18,756                    11,259
  Noncash financing and investing activities:
   Net unrealized holding (loss) gain on
    investments                                                                           (406)                    1,044
   Conversion of convertible debt into common
    stock, net of unamortized issue costs and
    accrued interest                                                                   162,036                        --
   Common stock tendered in settlement of stock
    options exercised                                                                    4,859                        --


           See Notes to Supplemental Consolidated Financial Statements

                              STARBUCKS CORPORATION

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

      For the 13 Weeks and 26 Weeks Ended March 29, 1998 and March 30, 1997

Note 1:  Financial Statement Preparation

The supplemental consolidated financial statements as of March 29, 1998 and September 28, 1997 and for the 13-week and 26-week periods ended March 29, 1998 and March 30, 1997 have been prepared by Starbucks Corporation ("Starbucks" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). As described in Note 2, on May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee Holdings Limited ("Seattle Coffee"). These supplemental consolidated financial statements have been prepared under the pooling of interests method of accounting and reflect the combined financial position and operating results of Starbucks and its wholly owned subsidiaries including, Seattle Coffee, for all periods presented. The financial information for the 13-week and 26-week periods ended March 29, 1998 and March 30, 1997 is unaudited, but, in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments and accruals) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods.

The financial information as of September 28, 1997, is derived from the Company's audited supplemental consolidated financial statements and notes thereto for the year ended September 28, 1997 included in this Registration Statement, and should be read in conjunction with such financial statements.

Certain reclassifications of prior year's balances have been made to conform to the current format.

The results of operations for the 13-week and 26-week periods ended March 29, 1998 are not necessarily indicative of the results of operations that may be achieved for the entire fiscal year ending September 27, 1998.

Note 2:  Seattle Coffee

On May 28, 1998, the Company acquired all of the equity interests of Seattle Coffee, a United Kingdom roaster/retailer of specialty coffee, in exchange for 1,817,894 shares of Starbucks common stock.

The business combination transaction has been accounted for as a pooling of interests for accounting and financial reporting purposes. The pooling-of-interests method of accounting is intended to present as a single interest two or more common shareholders' interests which were previously independent; accordingly, the historical financial statements for the periods prior to the business combination are restated as though the companies had been combined. The restated financial statements are adjusted to conform the accounting policies and fiscal reporting periods to Starbucks accounting policies and fiscal reporting periods.

This transaction is expected to result in one-time transaction and other related after-tax charges of approximately $0.14 per share in the third fiscal quarter of 1998.

The following table compares amounts previously reported by Starbucks prior to the transaction with combined amounts for fiscal 1998 and 1997 (in thousands, except earnings per share):

                            Starbucks       Seattle Coffee     Combined
-----------------------------------------------------------------------
Q2 1998
Net revenues                $289,606         $  5,637          $295,243
Net earnings                  15,135           (1,173)           13,962
Net earnings
  per share-diluted         $   0.17         $  (0.02)         $   0.15

Q2 1997
Net revenues                $214,915         $  1,354          $216,269
Net earnings                   9,643             (402)            9,241
Net earnings
  per share-diluted         $   0.12         $     --          $   0.12
-----------------------------------------------------------------------


Note 3:  Earnings Per Share

The computation of basic earnings per share, in accordance with Statement of Financial Accounting Standards ("SFAS") 128 "Earnings per Share," is based on the weighted average number of common shares and common stock units outstanding during the period. The computation of diluted earnings per share, in accordance with SFAS 128, includes the dilutive effect of common stock equivalents consisting of certain shares subject to stock options. The computation of diluted earnings per share also assumes conversion of the Company's convertible subordinated debentures using the "if converted" method, when such securities are dilutive, with net income adjusted for the after-tax interest expense and amortization of issuance costs applicable to these debentures. The convertible subordinated debentures were converted to equity in the first quarter of fiscal 1998. All periods presented have been calculated in accordance with SFAS 128.


Note 4:  Deferred Stock Plan

During the first quarter of fiscal 1998, the Company adopted a Deferred Stock Plan for certain key employees that enables participants in the plan to defer receipt of ownership of common shares from the exercise of non-qualified stock options. The minimum deferral period is five years. During the first quarter of fiscal 1998, receipt of 424,275 shares was deferred under the terms of this plan. The rights to receive these shares, represented by common stock units, are included in the calculation of basic and diluted earnings per share as common stock equivalents.

Note 5:  Inventories

Inventories consist of the following (in thousands):

                                        March 29,       September 28,
                                          1998              1997
---------------------------------------------------------------------
Coffee:
  Unroasted                             $ 77,826         $ 65,296
  Roasted                                 13,490           13,954
Other merchandise held for sale           30,923           33,253
Packaging and other supplies               6,984            7,264
---------------------------------------------------------------------
                                        $129,223         $119,767
---------------------------------------------------------------------

As of March 29, 1998, the Company had fixed price purchase commitments for green coffee totaling approximately $55 million.

The Company, from time to time, enters into futures contracts to hedge price-to-be-established coffee purchase commitments with the objective of minimizing cost risk due to market fluctuations. The Company does not hold or issue derivative instruments for trading purposes. In accordance with SFAS 80 "Accounting for Futures Contracts," these futures contracts meet the hedge criteria and are accounted for as hedges. Gains and losses are calculated based on the difference between the cost basis and the market value of the coffee contracts. Accordingly, gains and losses are deferred and recognized as adjustments to the carrying amount of coffee inventory when purchased, and recognized in results of operations as coffee products are sold. The market risk related to coffee futures is substantially offset by changes in the cost of coffee purchased. The aggregate commitment underlying the Company's futures contracts and deferred losses from the hedged coffee were immaterial as of March 29, 1998. Such losses in fair value, if realized, would be offset by lower costs of coffee purchased during the remainder of fiscal 1998 and 1999.


Note 6:  Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and consist of the following (in thousands):

                                       March 29,        September 28,
                                         1998                1997
---------------------------------------------------------------------
Land                                  $   3,602          $   3,602
Building                                  8,338              8,338
Leasehold improvements                  402,128            352,640
Roasting and store equipment            191,996            168,929
Furniture, fixtures and other            64,567             49,790
---------------------------------------------------------------------

                                        670,631            583,299
Less accumulated depreciation
  and amortization                     (177,928)          (144,068)
---------------------------------------------------------------------
                                        492,703            439,231

Work in progress                         52,713             49,560
---------------------------------------------------------------------
                                      $ 545,416          $ 488,791
---------------------------------------------------------------------